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                                                                      EXHIBIT 8




                                March 25, 1997




JDN Realty Corporation
3340 Peachtree Road
Suite 1530
Atlanta, Georgia 30326

                  Re:      JDN Realty Corporation -
                           Form S-3 Registration Statement

Ladies and Gentlemen:


         We have acted as special tax counsel to JDN Realty Corporation, a Maryland corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of $400,000,000 in aggregate amount of one or more series of common stock, common stock warrants, preferred stock and/or debt securities (the "Securities") of the Company. In connection with the Registration Statement, you have requested our opinion whether the Company is presently qualified as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") to enable you to fulfill the requirements of Item 601(b)(8) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(8), in connection with the Registation Statement. All capitalized or in documents incorporated therein by reference terms in this opinion which are defined in the Registration Statement or in documents incorporated therein by reference shall have the same respective meanings as set forth in the Registration Statement.


         In rendering our opinion, we have examined and relied upon the following documents and other materials:

         1. Schedules prepared or delivered by officials of the Company setting forth:


                  (a) REIT taxable and gross income for the short fiscal year ended December 31, 1994 and for the full years ended December 31, 1995 and 1996, together with a schedule of actual


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JDN Realty Corporation
March 25, 1997
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         dividends distributed and projected dividends to be distributed in accordance with Code Section 858 and compliance with the distribution requirements of Code Section 857(a);

            (b) Compliance with the applicable REIT ratios or tests for the fiscal year ended December 31, 1996, including:

                    Income tests:
                    (1)  95% gross income test for the year;
                    (2)  75% gross income test for the year;
                    (3)  30% gross income test for the year;

                    Asset tests:
                    (1)  75% asset test at the end of each quarter;
                    (2)  25% asset test at the end of each quarter;
                    (3)  10% asset test at the end of each quarter;
                    (4)   5% asset test at the end of each quarter; and



         2. The Company's certificate, dated as of March 25, 1997.


         In addition, we have examined such additional records, documents, certificates and other instruments and made such investigations of fact and law as in our judgement are necessary or appropriate to enable us to render the opinion expressed below.

         In rendering our opinion, we have made the following assumptions:

         1. The shares of the Company's capital stock have been and will continue to be beneficially owned by over 100 shareholders, as defined under
Section 856(a)(5) of the Code since the completion of the initial public offering; and five or fewer shareholders have not owned, directly or indirectly under the rules of Section 544 as modified by Section 856(h) of the Code, at any time since the completion of the initial public offering, over 50% in value of the stock of the Company; and no shareholder will own, directly or indirectly, over 8% in number of shares or value of the outstanding stock of the Company; provided, however, that "Excluded Holders" may hold up to the "Excluded Holder Ownership Limit," as such terms are defined in the Company's Charter.

         2. The Company has and will comply with any and all procedural requirements for REIT status set forth in Sections 856 through 860 of the Code and the regulations thereunder,


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JDN Realty Corporation
March 25, 1997
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including the timely making of such elections and the obtaining and disclosing of such information as is required on the federal tax return to be filed by the Company.

         3. Additional properties acquired will constitute "real estate assets" and any other investments made by the REIT will be made in a manner to satisfy the asset tests of Section 856(c) of the Code.

         4. The income from existing and additional leases entered into or acquired and the income from other investments will not cause the Company to fail to satisfy the income tests of Section 856(c) of the Code.

         5. The Company will actually operate in accordance with its past and proposed method of operation as described in its filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934.

         6. The Company had no undistributed "C" corporation earnings and profits at December 31, 1996.


         7. The representations contained in the Company's certificate, dated as of March 25, 1997, are accurate.

         8. All partnerships in which the Company has acquired or acquires an ownership interest will own only "real estate assets" and cash reserves. All activities of those partnerships will consist of activities permitted to be undertaken by a REIT and income, other than interest income on cash reserves, shall be "rents from real property."


         9. Each corporation in which the Company has acquired or acquires an equity interest shall either be a "Qualified REIT Subsidiary" under Section 856(i) of the Code or the Company will not own over ten percent of the outstanding voting securities of such corporation or other issuer and the securities owned of such issuer will not be greater in value than five percent (5%) of the value of the total assets of the Company.

         On the basis of and in reliance of the foregoing, we wish to advise you that under current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), in our opinion the Company has been organized in conformity with the requirements for qualification as a REIT under the Code and, in accordance


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JDN Realty Corporation
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with the assumptions stated herein, its method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Code at this time.

         Since actual qualification as a REIT is dependent upon future facts and circumstances, it is possible that future events, operations, distributions or other actions will cause the Company not to qualify or continue to qualify as a REIT.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that this firm is an "expert" within the meaning of the Securities Act of 1933.




                               Very truly yours,



                               /s/ WALLER LANSDEN DORTCH & DAVIS
                               A PROFESSIONAL LIMITED LIABILITY COMPANY